Exhibit 10.4

Execution Version

FORFEITURE AGREEMENT

This Forfeiture Agreement (this “Agreement”) is made as of January 23, 2020 by and between Atlas Technical Consultants Holdings LP, a Delaware limited partnership (“Seller”) and Boxwood Sponsor LLC, a Delaware limited liability company (“Sponsor”). Seller and Sponsor are sometimes individually referred to in this Agreement as a “Party” and collectively as the “Parties”.

WHEREAS, the Sponsor is a stockholder of Boxwood Merger Corp., a Delaware corporation (“Parent”);

WHEREAS, Parent, Seller, Atlas TC Holdings LLC (“Holdings”), Atlas TC Buyer LLC (the “Buyer”) and Atlas Intermediate Holdings LLC, a Delaware limited liability company (“Company”), entered into that certain unit purchase agreement, dated as of August 12, 2019 (as the same may be amended from time to time including pursuant to the Purchase Agreement Amendment (as defined below), the “Purchase Agreement”), pursuant to which, upon the terms and subject to the conditions set forth therein, Buyer will acquire a certain number of the equity interests of Company (such transaction, together with the other transactions contemplated by the Purchase Agreement, the “Transactions”);

WHEREAS, contemporaneously herewith, Parent, Seller, Holdings, Buyer and the Company propose to enter into that certain Amendment No. 1 to the Unit Purchase Agreement (the “Purchase Agreement Amendment”); and

WHEREAS, as a condition to its willingness to enter into the Purchase Agreement Amendment, Seller has required that Sponsor execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions set forth in this Agreement, and intending to be legally bound hereby, each of the undersigned hereby agree as follows:

Section 1. Definitions. Capitalized terms used and not defined herein shall have the respective meanings assigned to them in the Purchase Agreement.

Section 2. Representations and Warranties of Sponsor.

(a) Organization; Authorization. Sponsor is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within Sponsor’s organizational powers and has been duly authorized by all necessary limited liability company actions on the part of Sponsor. Sponsor has the power and authority to execute and deliver this Agreement, to perform its, his or her obligations under this Agreement and to consummate the transactions contemplated by this Agreement. This Agreement has been duly authorized, executed and delivered by Sponsor, and when duly authorized, executed and delivered by Seller, constitutes the legal, valid and binding obligations of Sponsor, enforceable against Sponsor in accordance with its terms (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies).

(b) Consents and Approvals; No Violation. None of the execution and delivery of this Agreement, the performance by Sponsor of its obligations hereunder or the consummation of the transactions contemplated hereby will (i) violate or result in any breach of Sponsor’s Governing Documents (as applicable), (ii) result in any material breach of, or constitute a material default under (or constitute an event which with the giving of notice or lapse of time, or both, would become a material default), or give to any third party (other than a Governmental Entity) any right of termination, consent, acceleration or cancellation of, or result in the creation of any Lien on any of the assets of Sponsor pursuant to any Contract to which Sponsor is a party or by which such assets are bound, or (iii) materially violate or result in a material breach of any Law applicable to Sponsor. No approval of a Governmental Entity is required to be made or obtained by Sponsor in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, except (A) as would not reasonably be expected to have a material adverse effect on the ability of Buyer to consummate the Transactions and (B) compliance with any applicable requirements of any applicable securities Laws, whether federal, state or foreign.

(c) Litigation. As of the date of this Agreement, there is no Proceeding pending or, to the knowledge of Sponsor, threatened, against Sponsor before or by any Governmental Entity, which challenges or seeks an Order restraining, enjoining or otherwise prohibiting or making illegal any of the transactions contemplated by this Agreement or the performance by Sponsor of its obligations hereunder. For purposes of this Section 2, “knowledge of Sponsor” means the knowledge of the managers and officers of Sponsor.

(d) Acknowledgement. Sponsor understands and acknowledges that Seller is entering into the Purchase Agreement Amendment in reliance upon Sponsor’s execution and delivery of this Agreement.

Section 3. Cancellation of Class F Common Stock. Sponsor shall be bound by and shall comply with Section 6.23 of the Purchase Agreement (and any relevant definitions contained in such Section) as if Sponsor was an original signatory to the Purchase Agreement with respect to such Section. Without limiting the generality of the foregoing, immediately prior to the Closing, if, and only if, the Available Equity Proceeds Condition is not or will not be satisfied at Closing, then Sponsor shall (and, subject only to the consummation of the Closing and the non-satisfaction of the Available Equity Proceeds Condition, hereby does) surrender, forfeit and consent to the termination and cancellation, in each case for no consideration and without further right, obligation or liability of any kind or nature on the part of the Buyer Group, Sponsor, Seller or the Company, of 1,750,000 shares of Class F Common Stock. Immediately prior to the Closing, Sponsor shall cause to be delivered and surrendered for cancellation any stock certificates or any similar instruments or securities evidencing or representing the 1,750,000 shares of Class F Common Stock to be forfeited, terminated and cancelled pursuant to the preceding sentence.

Section 4. Termination. This Agreement shall terminate upon and be of no further force or effect upon the earliest to occur of (a) the Closing and (b) the termination prior to the Closing of the Purchase Agreement in accordance with its terms. Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, that the termination of this Agreement shall not relieve any party hereto from liability arising in respect of any breach of this Agreement prior to such termination. This Section 11 shall survive the termination of this Agreement.

Section 5. Further Assurances. Each Stockholder shall take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary under applicable Laws to consummate the Transactions on the terms and subject to the conditions set forth herein and in the Purchase Agreement.

Section 6. Notices. All notices, demands, requests, instructions, claims, consents, waivers and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered (or, if delivery is refused, upon presentment), received by fax or email (with hard copy to follow) prior to 5:00 p.m. Central Time on a Business Day or delivery by reputable overnight express courier (charges prepaid) or (b) three days following mailing by certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing, notices, demands and communications shall be sent to the addresses indicated below:

If to Sponsor, to the address included on Sponsor’s signature page hereto with a copy (which shall not constitute notice) to:

Winston & Strawn LLP

200 Park Avenue

New York, New York 10166-4193

Attention:	Joel Rubinstein Jason Osborn
Fax:	(212) 294-4700
Email:	jrubinstein@winston.com josborn@winston.com

If to Seller to:

Atlas Technical Consultants Holdings LP

13215 Bee Cave Parkway

Bldg. B, Suite 230

Austin, Texas 78738

Attention: L. Joseph Boyer

Email: joe.boyer@atlastechnical.us

with a copy (which shall not constitute notice) to:

c/o Bernhard Capital Partners

400 Convention St., Suite 1010

Baton Rouge, Louisiana 70802

Attention:	Mark Spender Christopher Dillon Lucie Kantrow
Fax:	(225) 454-6957
Email:	mark@bernhardcapital.com chris@bernhardcapital.com lucie@bernhardcapital.com

and

Kirkland & Ellis LLP

609 Main Street

Houston, Texas 77002

Attention:	William J. Benitez, P.C. Julian J. Seiguer, P.C.
Fax:	(713) 836-3601
Email:	william.benitez@kirkland.com julian.seiguer@kirkland.com

Section 7. Miscellaneous.

(a) Except as set forth in the Purchase Agreement, whether or not the Transactions are consummated, all fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Party incurring such fees or expenses.

(b) Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement or the application of any such provision to any Person or circumstance shall be held to be prohibited by or invalid, illegal or unenforceable under applicable Law in any respect by a court of competent jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity, illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible.

(c) This Agreement is binding upon, inures to the benefit of and is enforceable by the Parties and their respective successors and permitted assigns. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any Party without the prior written consent of the other Party, and any attempt to do so will be void, except for assignments and transfers by operation of Law.

(d) The headings used in this Agreement have been inserted for convenience of reference only and do not modify, define or limit any of the terms or provisions hereof.

(e) Each of the Parties irrevocably agrees that any legal action or proceeding with respect to this Agreement or the transactions contemplated hereby shall be brought and determined by Court of Chancery of the State of Delaware and the federal courts of the United States of America in the State of Delaware and each of the Parties irrevocably submits to the exclusive jurisdiction of such courts solely in respect of any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby. The Parties further agree that the Parties shall not bring suit with respect to any disputes arising out of this Agreement or the transactions contemplated hereby in any court or jurisdiction other than the above specified courts; provided, however, that the foregoing shall not limit the rights of the Parties to obtain execution of judgment in any other jurisdiction. The Parties further agree, to the extent permitted by Law, that a final and nonappealable judgment against a Party in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment.

(f) EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND WITH RESPECT TO ANY COUNTERCLAIM RELATED THERETO.

(g) This Agreement and the Purchase Agreement supersede all prior discussions and agreements between the Parties and/or their Affiliates with respect to the subject matter hereof and contains the sole and entire agreement between the Parties and their Affiliates with respect to the subject matter hereof; provided, that during the term of this Agreement, the transfer restrictions expressly set forth in Section 5 hereof shall be considered additive to any transfer restrictions in any other agreement between the Parties and their Affiliates containing restrictions on the transfer of any Parent Interests. Each Party acknowledges and agrees that, in entering into this Agreement, such Party has not relied on any promises or assurances, written or oral that are not reflected in this Agreement or the Purchase Agreement.

(h) The Law of the State of Delaware shall govern (i) all claims or matters related to or arising from this Agreement (including any tort or non-contractual claims) and (ii) any questions concerning the construction, interpretation, validity and enforceability of this Agreement, and the performance of the obligations imposed by this Agreement, in each case without giving effect to any choice-of-law or conflict-of-law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware.

(i) The Parties acknowledge that the rights of each Party to consummate the transactions contemplated hereby are unique and recognize and affirm that in the event of a breach of this Agreement by any Party, money damages may be inadequate and the non-breaching Party may have no adequate remedy at law. Accordingly, the Parties agree that such non-breaching Party shall have the right, in addition to any other rights and remedies existing in their favor at Law or in equity, to enforce its rights and the other Party’s obligations hereunder not only by an action or actions for damages but also by an action or actions for specific performance, injunctive and/or other equitable relief (without posting of bond or other security), including any order, injunction or decree sought by Parent to cause any Stockholder to perform its agreements and covenants contained in this Agreement. Each Party further agrees that the only permitted objection that it may raise in response to any action for equitable relief is that it contests the existence of a breach or threatened breach of this Agreement.

(j) This Agreement may be executed and delivered in one or more counterparts and by fax or email, each of which shall be deemed an original and all of which shall be considered one and the same agreement. No Party shall raise the use of a fax machine or email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a fax machine or email as a defense to the formation or enforceability of a Contract and each Party forever waives any such defense.

(k) No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parties. No waiver of any provision or condition of this Agreement shall be valid unless the same shall be in writing and signed by the Party against which such waiver is to be enforced. No waiver by any Party of any default, breach of representation or warranty or breach of covenant hereunder, whether intentional or not, shall be deemed to extend to any other, prior or subsequent default or breach or affect in any way any rights arising by virtue of any other, prior or subsequent such occurrence.

(l) Each Stockholder is entering into this Agreement in its, his or her capacity as a stockholder of Parent and, notwithstanding anything to the contrary in this Agreement, nothing in this Agreement is intended or shall be construed to require any Person, in his or her capacity as a director and/or officer of Parent to act or fail to act in accordance with his, her or its fiduciary duties in such director and/or officer capacity. Furthermore, no Person makes any agreement or understanding herein in his, her or its capacity as a director and/or officer of Parent. The Parties acknowledge that nothing in this Agreement shall restrict Parent and Parent’s board of directors from taking any action permitted by and in accordance with the Purchase Agreement.

(m) The Parties recognize and affirm that in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached, money damages would be inadequate (and therefore the non-breaching Party would have no adequate remedy at Law) and the non-breaching Party would be irreparably damaged. Accordingly, each Party agrees that each other Party shall be entitled to specific performance, an injunction or other equitable relief (without posting of bond or other security or needing to prove irreparable harm) to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any Proceeding, in addition to any other remedy to which such Person may be entitled.

* * * * *

The Parties have executed this Forfeiture Agreement as of the date first above written.

ATLAS TECHNICAL CONSULTANTS HOLDINGS LP

By:	Atlas Technical Consultants Holdings GP LLC

Its:	General Partner

By:	/s/ L. Joe Boyer
Name:	L. Joe Boyer
Title:	Chief Executive Officer

[Signature Page to Forfeiture Agreement]

Boxwood SPONSOR LLC

By:	/s/ Stephen M. Kadenacy
Name:	Stephen M. Kadenacy
Title:	Chief Executive Officer

Address:
8801 Calera Drive
Austin, Texas 78735

[Signature Page to Forfeiture Agreement]